Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

TOYO Co., Ltd

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(10)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(2)
Fees to be Paid	Equity	Ordinary shares(3)	457(c)	7,468,412	$11.15	(4)	$83,272,793.80	(4)	0.00014760	$12,291.06
	Equity	Ordinary Shares issuable on exercise of Warrants(5)	457(f)(1)	4,944,839	$(11.506)		$56,865,684.50	(6)	0.00014760	$8,393.37
	Equity	Warrants(7)	457(g)	4,944,839	—	(7)	—	(7)	—	—
	Equity	Ordinary shares(8)	457(c)	455,246	$11.26	(9)	$5,126,069.96	(9)	0.00014760	$756.61
	Equity	Ordinary Shares issuable on exercise of Warrants(5)	457(f)(1)	60,833	$11.50	(6)	$699,579.50	(6)	0.00014760	$103.26
	Equity	Warrants(7)	457(g)	60,833	—	(7)	—	(7)	—	—
	Total Offering Amounts						$145,964,128			$21,544.30
	Total Fees Previously Paid									$21,544.30
	Net Fee Due									—

(1)	All securities being registered will be issued by TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”). In connection with the Business Combination described in this registration statement and the enclosed proxy statement/prospectus (the “Business Combination”), pursuant to which, among other things, Blue World Acquisition Corporation, a Cayman Islands exempted company (“BWAQ”), will be merged with and into TOYOone Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub”), with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among other things, all of the issued and outstanding securities of BWAQ immediately prior to the filing of the plan of merger with respect to the Merger (the “Plan of Merger”) to the Registrar of Companies of the Cayman Islands, or such later time as may be specified in the Plan of Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (Revised) of the Cayman Islands and other applicable laws.

(2)	All securities were previously registered on the registration statement on Form F-4, as amended (File No. 333-277779), declared effective on March 26, 2024 and the registration statement on Form F-4 (File No. 333-279028) filed on May 1, 2024 registering an additional amount of securities registered in accordance with Rule 462(b). The registration fee for these securities was paid and is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act.

(3)	Represents (i) 3,698,580 PubCo Ordinary Shares issuable to BWAQ Public Shareholders in exchange for outstanding BWAQ Class A Ordinary Shares and BWAQ Rights included in outstanding BWAQ Units, each BWAQ Unit consisting of one (1) BWAQ Class A Ordinary Share, one-half (1/2) of one BWAQ Warrant, and one (1) BWAQ Right, issued pursuant to BWAQ’s initial public offering, (ii) 500,000 PubCo Ordinary Shares issuable to Fuji Solar upon the conversion of the Founder Shares, (iii) 600,000 PubCo Ordinary Shares issuable to certain PIPE investors in exchange for BWAQ Ordinary Shares they subscribed prior to the consummation of the Business Combination, (iv) 1,965,514 PubCo Ordinary Shares issuable to the BWAQ Insiders in exchange for the BWAQ Class A Ordinary Shares and BWAQ Class B Ordinary Shares, (v) 412,600 PubCo Ordinary Shares issuable to Maxim Group LLC, the underwriter relating to BWAQ’s initial public offering, and (vi) up to 291,718 PubCo Ordinary Shares issuable to Fuji Solar and the Sponsor underlying the Working Capital Units and the Extended Loan Units. Upon the consummation of the Business Combination, all BWAQ Units will be separated into their component securities, which will be exchanged for equivalent securities of PubCo as described in the proxy statement/prospectus included herein.

(4)	Based on the average of the high ($11.15) and low ($11.14) price of BWAQ Class A Shares on the Nasdaq Global Market on March 4, 2024, which is within five business days prior to the date of the first public filing of the registration statement on Form F-4.

(5)	Represents PubCo Ordinary Shares underlying PubCo Warrants.

(6)	Based on the exercise price of BWAQ Warrants ($11.50).

(7)	Represents PubCo Warrants, each whole warrant entitling the holder to purchase one PubCo Ordinary Share, to be issued in exchange for BWAQ Warrants. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying ordinary shares.

(8)	Represents (i) 4,757,766 PubCo Ordinary Shares issuable to BWAQ Public Shareholders in exchange for outstanding BWAQ Class A Ordinary Shares and BWAQ Rights included in outstanding BWAQ Units, each BWAQ Unit consisting of one (1) BWAQ Class A Ordinary Share, one-half (1/2) of one BWAQ Warrant, and one (1) BWAQ Right, issued pursuant to BWAQ’s initial public offering, (ii) 500,000 PubCo Ordinary Shares issuable to Fuji Solar upon the conversion of the Founder Shares, (iii) 600,000 PubCo Ordinary Shares issuable to certain PIPE investors in exchange for BWAQ Ordinary Shares they subscribed prior to the consummation of the Business Combination, (iv) 906,328 PubCo Ordinary Shares issuable to the BWAQ Insiders in exchange for the BWAQ Class A Ordinary Shares and BWAQ Class B Ordinary Shares, (v) 412,600 PubCo Ordinary Shares issuable to Maxim Group LLC, the underwriter relating to BWAQ’s initial public offering, and (vi) up to 291,718 PubCo Ordinary Shares issuable to Fuji Solar and the Sponsor underlying the Working Capital Units and the Extended Loan Units. Upon the consummation of the Business Combination, all BWAQ Units will be separated into their component securities, which will be exchanged for equivalent securities of PubCo as described in the proxy statement/prospectus included herein.

(9)	Based on the average of the high ($11.27) and low ($11.25) price of BWAQ Class A Shares on the Nasdaq Global Market on April 26, 2024, which is within five business days prior to the date of the filing of the registration statement on MEF Form F-4.

(10)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.